                                                                    EXHIBIT 23.1


                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


Cross Timbers Oil Company
Fort Worth, Texas

As independent accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cross Timbers Oil Company ("Company") of our report dated March 18, 1998, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, our report dated February 11, 1998 included in the Company's Form 8-K/A Amendment No. 1 dated December 1, 1997 and our report dated April 17, 1998 included in the Company's Form 8-K and Form 8-K/A Amendment No. 1 dated April 24, 1998, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



ARTHUR ANDERSEN LLP
Fort Worth, Texas
December 30, 1998